Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements on Form S-8 (No. 33-32805, filed on December 29, 1989, No. 333-02857, filed on April 26, 1996, No. 333-02859, filed on April 26, 1996, No. 333-42769, filed on December 19, 1997, No. 33-32970, filed on January 11, 1990, No. 333-54958, filed on February 5, 2001, No. 333-54960, filed on February 5, 2001, and No. 333-108754, filed on September 12, 2003) and Registration Statements on Form S-3 (No. 33-46239, filed on March 9, 1992, No. 333-06019, filed on June 14, 1996, No. 333-00645, last amended on April 11, 1996, No. 333-31651, filed on July 21, 1997, No. 333-43097, last amended on January 14, 1998, No. 333-124671 filed on May 6, 2005, and No. 333-134860, filed on June 8, 2006) of our report dated October 13, 2004 (October 7, 2005 as to the effects of the Zilactin discontinued operations, October 9, 2006 as to the effects of the Innovative Swab Technology, Inc. discontinued operations and December 22, 2006, as to the effects of the Zila Nutraceuticals, Inc. discontinued operations, all described in Note 2 to the consolidated financial statements), related to the consolidated financial statements and financial statement schedule of Zila, Inc., (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the classification of the results of operations of its Zilactin brand over-the-counter lip and oral care products, the Innovative Swab Technology, and Zila Nutraceutical businesses as discontinued operations), appearing in this Current Report on Form 8-K under the Securities and Exchange Act of 1934 of Zila, Inc.
/s/ DELOITTE & TOUCHE LLP
Phoenix, Arizona
December 22, 2006